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                                                                   EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in each of the nine Registration Statements on Form S-8 (No. 33-54391, No. 33-52723, No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061 and
No. 333-03385) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-01307) of Mattel, Inc. and its subsidiaries of our report dated February 5, 1997, appearing on page 61 of the December 31, 1996 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 33 of the Company's Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE LLP
------------------------
Los Angeles, California
March 17, 1997

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